                                                             Exhibit 99.1

                                  NEWS RELEASE

--------------------------------------------------------------------------------
15301 W. 109TH Street, Lenexa, KS  66219  Phone: 913-647-0158 Fax:  913-647-0132

        investorrelations@elecsyscorp.com

FOR IMMEDIATE RELEASE:

Contact: Karl B. Gemperli
                  (913) 647-0158, Phone
                  (913) 647-0132, Fax
                  investorrelations@elecsyscorp.com

ELECSYS CORPORATION ACQUIRES NETWORK TECHNOLOGIES GROUP

Lenexa, Kansas (November 24, 2004) - Elecsys Corporation (AMEX: ASY), today announced that it acquired certain assets, all of the proprietary technology, and assumed certain liabilities of Network Technologies Group, LLC for $375,000 in cash and Elecsys common stock. The transaction was completed by the Company's newly created subsidiary, NTG, Inc. As part of this transaction, the original
$100,000 investment in NTG, LLC made by DCI Inc. ("DCI"), the Company's electronic manufacturing services subsidiary, will be discounted and transferred to NTG, Inc. In addition, approximately $54,000 of accounts payable due to DCI will be assumed by NTG, Inc.

Network Technologies Group, LLC ("NTG, LLC") was formed by a group of technical and market professionals in order to develop and supply remote monitoring solutions for the gas and oil pipeline industry. NTG, LLC was one of the original innovators of Internet-based, wireless remote monitoring over the nation's existing cellular infrastructure. NTG, LLC's ScadaNET Network manages thousands of remote devices that have been deployed to the field and monitor railroad crossings and gas/oil pipelines across North America. DCI, a founding member of NTG, LLC provided NTG, LLC with electronic manufacturing services.
NTG, Inc. will continue to develop, market, and deploy wireless monitoring solutions for the gas/oil pipeline industry and other applications. The Company expects revenue from NTG, Inc. to exceed $1,000,000 over the next twelve months.

Karl B. Gemperli, Chief Executive Officer of Elecsys, stated, "Being a member of
NTG, LLC, we saw a unique opportunity to capitalize on NTG, LLC's patented applications for their proprietary technology in the rapidly growing market for wireless remote monitoring. We believe that our greater resources will accelerate growth in NTG, LLC's markets." Gemperli continued, "As NTG, Inc.
expands its technology over the long term, we expect to target additional industries and see a corresponding increase in manufacturing opportunities for our DCI subsidiary."

Thomas N. Hilleary was the managing member of NTG, LLC and will serve as the
President of NTG, Inc. Hilleary, stated, "DCI has proven itself as a high-quality, cost-effective supplier of remote monitoring devices for NTG,
LLC's ScadaNET Network. The positioning of NTG, LLC

alongside DCI within Elecsys Corporation will establish organizational efficiencies, drawing from the complimentary strengths of both organizations."

Elecsys Corporation is a publicly traded holding company with two wholly owned subsidiaries, DCI, Inc. and NTG, Inc. DCI designs, manufactures, and integrates custom electronic interface solutions for original equipment manufacturers
("OEMs") in the medical, aerospace, communications, industrial product, and other industries. DCI has specialized capabilities to design and efficiently manufacture custom electronic assemblies which integrate a variety of interface technologies, such as custom liquid crystal displays, light emitting diode displays, and keypads, with circuit boards and other electronic components. NTG designs, markets, and provides remote monitoring solutions for the gas and oil pipeline industry as well as other industries requiring remote monitoring solutions. For more information, visit our website at www.elecsyscorp.com.

Safe-Harbor statement: The discussions set forth in this press release may contain forward-looking comments based on current expectations that involve a number of risks and uncertainties. Actual results could differ materially from those projected or suggested in the forward-looking comments. The difference could be caused by a number of factors, including, but not limited to the factors and conditions that are described in Elecsys Corporation's SEC filings, including the Form 10-KSB for the year ended April 30, 2004. The reader is cautioned that Elecsys Corporation does not have a policy of updating or revising forward-looking statements and thus he or she should not assume that silence by management of Elecsys Corporation over time means that actual events are bearing out as estimated in such forward-looking statements.